NSAR ITEM 77O
April 1, 2001 - September 30, 2001
VK Select Growth Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1           Tellium       Thomas Weisel   10,200    0.113       5/17/01
                               Partners LLC

    2         Peabody Energy   Lehman Brothers   36,700  0.245      5/21/01
                Energy Corp

    3         Kraft Foods, Inc  Credit Suisse    31,300  0.011      6/12/01
                                 First Boston

Underwriters for #1
Morgan Stanley & Co. Incorporated
Thomas Weisel Partners LLC
UBS Warburg LLC
CIBC World Markets Corp.
Wit SoundView Corporation
Robert W. Baird & Co. Incorporated
Dain Rauscher Wessels
A.G. Edwards & Sons, Inc.
First Albany Corporation
Edward D. Jones & Co., L.P.
Neuberger Berman LLC
Brad Peery Inc.

Underwriters for #2
Lehman Brothers Inc.
Bear, Stearns & Co. Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
UBS Warburg LLC
A.G. Edwards & Sons, Inc.
ABN AMRO Rothschild LLC
Fidelity Capital Markets, a division of National Financial Services LLC Prudential Securities Incorporated
Robertson Stephens, Inc.
Scotia Capital (USA) Inc.
SG Cowen Securities Corporation
Stifel, Nicolaus & Company, Incorporated
Cazenove Inc.
Chatsworth Securities LLC
Fahnestock & Co. Inc.
First Southwest Company
Johnson Rice & Company L.L.C.
Edward D. Jones & Co. L.P.
Petrie Parkman & Co.
Sanders Morris Harris
Lehman Brothers International (Europe)
Bear, Stearns International Limited
Merrill Lynch International
Morgan Stanley & Co. International Limited
UBS AG, acting through its business group UBS Warburg
Cazenove & Co.

Underwriters for #3
Credit Suisse First Boston Corporation
Salomon Smith Barney Inc.
J.P. Morgan Securities Inc.
Deutsche Banc Alex Brown Inc.
Morgan Stanley & Co. Incorporated
UBS Warburg LLC
BNP Paribas
HSBC Securities (USA) Inc.
Lehman Brothers inc.
Blaylock & Partners, L.P.
Dresdner Kleinwort Wasserstein Securities LLC
Prudential Securities Incorporated
Ramirez & Co., Inc.
Sanford C. Bernstein & Co., Inc.
Utendahl Capital Partners, L.P.
ABN AMRO Rothschild LLC
Credit Lyonnais Securities (USA) Inc.
ING Barings Corp.
Robertson Stephens, Inc.
SB Cowen Securities Corporation
Muriel Siebert & Co., Inc.
BNY Capital Markets, Inc.
Dain Rauscher Incorporated
Davenport & Co. LLC
A.G. Edwards & Sons, Inc.
Invemed Associates, LLC
Adams, Harkness & Hill, Inc.
Advest Inc.
Robert W. Baird & Co. Incorporated
Banca Akros S.p.A. - Gruppo Banca Popolare di Milano S.c.a.r.l.
BB&T Capital Markets, a Division of Scott & Stringfellow, Inc.
BBVA Securities Inc.
M.R. Beal & Company
William Blair & Company, L.L.C.
BOE Securities, Inc.
The Chapman Company
Chatsworth Securities LLC
Crowell, Weedon & Co.
CSFBdirect Inc.
Danske Securities
D.A. Davidson & Co.
Doley Securities, Inc.
Fahnestock & Co. Inc.
Gardner Rich & Company, Inc.
Gruntal & Co., L.L.C.
Guzman & Company
Intesa Bci
Jackson Securities Incorporated
Janney Montgomery Scott LLC
C.L. King & Associates, Inc.
Lebenthal & Co., Inc.
Legg Mason Wood Walker, Incorporated
Loop Capital Markets
May Davis Group
McDonald Investments Inc., a KeyCorp Company
Melvin Securities, LLC
Mizuho International plc
Neuberger Berman, LLC
Ormes Capital Markets, Inc.
Parker/Hunter Incorporated
Pryor, Counts & Co., Inc.
Raymond James & Associates, Inc.
Redwood Securities Group Inc.
Sanders Morris Harris
Santander Securities
Stephens Inc.
Stifel, Nicolaus & Company, Incorporated
Sturdivant & Co., Inc.
Tucker Anthony Incorporated
The Williams Capital Group, L.P.